Exhibit 99.1

Investor Contact:	Press Contact:
Michelle D. Esterman	Abigail H. Snyder
Chief Financial Officer	Associate Marketing Manager
+352 2469 7950	617-728-5535
Michelle.Esterman@Altisource.lu	Abigail.Snyder@Altisource.com

FOR IMMEDIATE RELEASE

Altisource to Acquire Equator

Global FinTech Leader to Acquire Mortgage-Related
Software as a Service Provider for $70 Million Plus Earn Out

LUXEMBOURG, August 21, 2013 — Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS), a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries, today announced that its subsidiary has entered into a definitive agreement to acquire Equator, LLC (“Equator”), a national leader in mortgage and real estate related SaaS solutions. The acquisition will strengthen Altisource’s position as a market leader for real estate lifecycle management technologies and marketplace services and will diversify its customer base by providing software solutions to the largest mortgage servicers and government sponsored enterprise in the U.S. The acquisition is valued at a base price of $70 million on closing with contingent earn out consideration of up to an additional $80 million over three years, subject to Equator achieving annual performance targets. The acquisition is expected to close within 30 days and is subject to customary closing conditions.

Four of the top six U.S. mortgage servicers and government sponsored enterprises, over 460,000 real estate agents and 20,000 service providers rely on Equator’s marketplace platform to coordinate activities associated with the management of mortgages and the purchase, management and sale of real estate.

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William B. Shepro, Chief Executive Officer of Altisource said, “The acquisition of Equator will strengthen Altisource’s leading position in the real estate and mortgage industries. The acquisition expands our marquee client list and provides our customers with one of the most comprehensive real estate lifecycle management platforms and services marketplaces available. The Equator brand and management team are an essential part of the acquisition. Equator will join the Altisource family of businesses and operate within our Technology Services segment. Together, we will continue to develop innovative process management and vendor solutions across the real estate and mortgage marketplaces.”

Christopher L. Saitta, Chief Executive Officer of Equator said, “Equator and Altisource have a shared vision for enabling the real estate marketplace of the future with a common, modern technology platform that reduces friction, enhances compliance and creates transparency for all participants. Our combined technical and financial strength means that our customers can look forward to more rapid product innovation and responsiveness to industry changes on EQ platforms.”

For more information, please visit the Investor Relations, Events and Presentations section of Altisource’s website, www.altisource.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to integrate the acquired business, retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

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About Altisource®

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Additional information is available at www.altisource.com.

About Equator®

Founded by Mark A. McKinley and Christopher L. Saitta in 2003, Equator is an industry leading marketplace and transaction solutions provider for the mortgage and real estate industries. The company’s solutions include EQ Workstation®, EQ Marketplace®, EQ Midsource® and EQ Portal™, which can be used a la carte or together as an end-to-end solution. The company’s REO, short sale and loss mitigation modules have processed transactions totaling more than $150 billion. Four of the top six U.S. mortgage servicers and government sponsored enterprises currently use Equator’s platform. Equator has offices in Los Angeles, Seattle, Dallas and Irvine. Additional information is available at www.Equator.com.

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